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                                                                     EXHIBIT 1.1

                                10,000,000 Shares

                            W-H ENERGY SERVICES, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT

                                                                October 10, 2000


CREDIT SUISSE FIRST BOSTON CORPORATION
MORGAN STANLEY & CO. INCORPORATED
DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
UBS WARBURG LLC
SIMMONS & COMPANY INTERNATIONAL
DLJdirect Inc.
         As representatives of the several
         Underwriters named in Schedule I hereto

         c/o  Credit Suisse First Boston Corporation
         Eleven Madison Avenue
         New York, New York 10010-3629; and

         Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York 10036


Dear Sirs:

         W-H Energy Services, Inc., a Texas corporation (the "Company"), proposes to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters"), 10,000,000 shares of common stock, par value $.0001 per share, of the Company (the "Firm Shares"). Certain shareholders of the Company named in Schedule II hereto (the "Selling Stockholders") severally propose to sell to the Underwriters not more than an aggregate of 1,500,000 additional shares of common stock, par value $.0001 per share, of the Company (the "Additional Shares"), each Selling Stockholder selling up to the amount set forth opposite such Selling Stockholder's name in Schedule II hereto if requested by the Underwriters as provided in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter referred to collectively as the "Shares." The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." The Company and the Selling Stockholders are hereinafter sometimes referred to collectively as the "Sellers," and individually as a "Seller."

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         SECTION 1. Registration Statement and Prospectus. The Company has
prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), a registration statement on Form S-1, including a prospectus, relating to the Shares. The registration statement, as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement;" and the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the "Prospectus." If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

         SECTION 2. Agreements to Sell and Purchase and Lock-Up. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell 10,000,000 Firm Shares, and (ii) each Underwriter agrees, severally and not jointly, to purchase from the Company at a price per Share of $15.345 (the "Purchase Price") the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto.

         On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholders agree to sell the Additional Shares and the Underwriters shall have the right to purchase, severally and not jointly, up to an aggregate of 1,500,000 Additional Shares from the Selling Stockholders at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company and the Selling Stockholders within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof, which date shall be a business day (i) no earlier than two business days after such notice has been given (and, in any event, no earlier than the Closing Date (as hereinafter defined)) and (ii) no later than ten business days after such notice has been given. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholders the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Selling Stockholders as the amount set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares. If less than all of the Additional Shares are to be purchased by the Underwriters upon any exercise of their over-allotment option, the Underwriters shall purchase from each Selling Stockholder the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from all of the Selling Stockholders upon such exercise as the number of Additional Shares set forth opposite the name

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of such Selling Stockholder in Schedule II bears to the total number of
Additional Shares set forth on such schedule.

         Each Seller hereby agrees not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or
(ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except (x) to the Underwriters pursuant to this Agreement and (y) for distributions by W-H investment, L.P. and W-H Investment II, G.P. (the "Jordan Funds"), to their respective partners, so long as such partners agree in writing to be bound by the foregoing restrictions, for a period of 180 days after the date of the Prospectus without the prior written consent of Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley & Co. Incorporated ("Morgan"). Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plan and (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof. The Company also agrees not to file any registration statement with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 180 days after the date of the Prospectus without the prior written consent of CSFB and Morgan; provided, however, the Company may file a Registration Statement on Form S-8 to register shares of Common Stock to be issued upon the exercise of options granted under its 1997 Stock Option Plan and under its Nonstatutory Stock Option Agreement with Kenneth T. White, Jr. In addition, each Selling Stockholder agrees that, for a period of 180 days after the date of the Prospectus without the prior written consent of CSFB and Morgan, it will not make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The Company shall, prior to or concurrently with the execution of this Agreement, deliver an agreement executed by (i) each of the directors and executive officers of the Company and (ii) each person listed on Annex I hereto to the effect that such person will not, during the period commencing on the date such person signs such agreement and ending 180 days after the date of the Prospectus, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") (which has separately agreed not to give such consent without the consent of CSFB and Morgan), (A) engage in any of the transactions described in the first sentence of this paragraph or (B) make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

         However, in the case of (i) the Selling Stockholders, including any permitted distributees of the Jordan Funds, (ii) each of the directors and executive officers of the Company and (iii) each person listed on Annex I hereto, 25% of the shares of Common Stock owned by each of such persons will be released from the restrictions described in the above paragraph if the reported last sale price of the Common Stock on the Nasdaq National Market is at least twice the initial public offering price for 20 of the 30 consecutive trading days ending on the last trading


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day of the 90-day period after the date of the Prospectus. These shares will be released on the later to occur of the end of the 90-day period after the date of the Prospectus and the second trading day after the first public release of quarterly results by the Company. An additional 25% of the shares owned by each of the persons named in the preceding sentence will be released from the restrictions described in the above paragraph if at the end of the 135-day period after the date of the Prospectus the reported last sale price of the common stock on the Nasdaq National Market is at least twice the initial public offering price for 20 of the 30 consecutive trading days ending on the last trading day of the 135-day period after the date of the Prospectus.

         As part of the offering contemplated by this Agreement, DLJSC has agreed to reserve, of the Shares set forth opposite its name on the Schedule I to this Agreement, up to 500,000 shares, for sale to the Company's employees, officers, and directors and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Shares to be sold by DLJSC pursuant to the Directed Share Program (the "Directed Shares") will be sold by DLJSC pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by DLJSC as set forth in the Prospectus.

         The Company hereby confirms its engagement of Morgan as, and Morgan hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter," within the meaning of Section (b)(15) of Rule 2720 of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Shares. Morgan, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the "QIU." The price at which the Shares will be sold to the public shall not be higher than the maximum price recommended by the QIU.

         SECTION 3. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

         SECTION 4. Delivery and Payment. The Shares shall be represented by definitive certificates and shall be issued in such authorized denominations and registered in such names as CSFB and Morgan shall request no later than two business days prior to the Closing Date or the applicable Option Closing Date (as defined below), as the case may be. The Shares shall be delivered by or on behalf of the Sellers, with any transfer taxes thereon duly paid by the respective Sellers, to CSFB and Morgan through the facilities of The Depository Trust Company ("DTC"), for the respective accounts of the several Underwriters, against payment to the Sellers of the Purchase Price therefore by wire transfer of Federal or other funds immediately available in New York City. The certificates representing the Shares shall be made available for inspection not later than 9:30 A.M., New York City time, on the business day prior to the Closing Date or the applicable Option Closing Date, as the case may be, at the office of DTC or its designated custodian (the "Designated Office"). The time and date of delivery and payment for the Firm Shares shall be 9:00 A.M., New York City time, on October 10, 2000, or such other time on the same or such other date as CSFB, Morgan and the Company shall agree in writing. The time and date of delivery and payment for the Firm Shares are hereinafter referred to as the "Closing Date." The time and date of delivery and payment for any Additional Shares to be

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purchased by the Underwriters shall be 9:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to
Section 2 or such other time on the same or such other date as CSFB, Morgan and the Company shall agree in writing. The time and date of delivery and payment for any Additional Shares are hereinafter referred to as the "Option Closing Date."

                  The documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 10 of this Agreement shall be delivered at the offices of Andrews & Kurth L.L.P., 4200 Chase Tower, Houston, Texas, 77002, and the Shares shall be delivered at the Designated Office, all on the Closing Date or such Option Closing Date, as the case may be.

         SECTION 5.  Agreements of the Company.  The Company agrees with you:

         (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective and
(v) of the happening of any event during the period referred to in Section 5(d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

         (b) To furnish to you two signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

         (c) To prepare the Prospectus, the form and substance of which shall be reasonably satisfactory to you, and to file the Prospectus in such form with the Commission within the applicable period specified in Rule 424(b) under the Act; during the period specified in Section 5(d) below, not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and, during such period, to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its


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reasonable best efforts to cause any such amendment to the Registration
Statement to become promptly effective.

         (d) Prior to 10:00 A.M., New York City time, on the first business day after the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and any dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

         (e) If during the period specified in Section 5(d), any event shall occur or condition shall exist as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law, and to furnish to each Underwriter and to any dealer as many copies thereof as such Underwriter or dealer may reasonably request.

         (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such registration or qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation in any jurisdiction in which it is not now so subject.

         (g) To mail and make generally available to its shareholders as soon as practicable an earnings statement covering the twelve-month period ending June 30, 2001 that shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

         (h) During the period of three years after the date of this Agreement, to furnish to you as soon as available copies of all reports or other communications furnished to the record holders of Common Stock or furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.


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         (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of the Sellers' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Selling Stockholder's counsel, the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Act and all other fees and expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) all costs of printing or producing this Agreement and any other agreements or documents in connection with the offering, purchase, sale or delivery of the Shares, (iii) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to the listing of the Shares on the Nasdaq National Market, (iv) the cost of printing certificates representing the Shares, (v) the filing fees in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) the costs and charges of any transfer agent, registrar and/or depositary, (vii) the fees and expenses of the QIU (including the fees and disbursements of counsel to the QIU) and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Other than legal fees and expenses, which shall be paid by the Company, the Selling Stockholders shall pay all costs and expenses incident to the performance of their obligations hereunder; provided, the provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for allocation of such expenses among themselves. Except as otherwise provided for in this Section 5(i), the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, transfer taxes on resales of any Shares by them and advertising expenses connected with any offers they make.

         (j) To use its reasonable best efforts to list for quotation the Shares on the Nasdaq National Market.

         (k) To use its reasonable best efforts to do and perform all things required or necessary to be performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

         (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.


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         (m) That in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. DLJSC will notify the Company as to which Participants will need to be so restricted. The Company will direct the removal of such transfer restrictions upon the expiration of such period of time.

         (n) To pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

         Furthermore, the Company covenants with DLJSC that the Company will take such reasonable steps as are reasonably requested by DLJSC to cause the directed share program to comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

         SECTION 6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

         (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

         (b) (i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement), when it became effective, did not contain and, as amended, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act,
(iii) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement and any amendments thereto, when they become effective (A) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) will comply in all material respects with the Act and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon

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information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (c) Each of the Company and its subsidiaries listed on Annex II hereto, which constitute all of the subsidiaries of the Company (the "Subsidiaries"), has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction set forth opposite its name on Annex II hereto, and such jurisdictions constitute all of the jurisdictions, with respect to each of the Company and its Subsidiaries, in which the nature of their business or their ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

         (d) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its Subsidiaries relating to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its Subsidiaries, except as otherwise disclosed in the Prospectus.

         (e) All the outstanding shares of capital stock of the Company (including the Additional Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Firm Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Firm Shares will not be subject to any preemptive or similar rights.

         (f) All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or indirectly through one or more Subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except as disclosed in the Registration Statement.

         (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

         (h) Neither the Company nor any of its Subsidiaries is in violation of its respective charter or by-laws or in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property is bound.


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         (i) The execution, delivery and performance of this Agreement by the
Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its Subsidiaries, taken as a whole, to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective property is bound, (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its Subsidiaries or their respective property or (iv) result in the suspension, termination or revocation of any Authorization (as defined below) of the Company or any of its Subsidiaries or any other impairment of the rights of the holder of any such Authorization.

         (j) There are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is or, to the Company's knowledge, could be a party or to which any of their respective property is or, to the Company's knowledge, could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

         (k) Neither the Company nor any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), any provisions of the Employee Retirement Income Security Act of 1974, as amended, or any provisions of the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole.

         (l) Each of the Company and its Subsidiaries has such permits, licenses, consents, exemptions, franchises, authorizations and other approvals (each, an "Authorization") of, and has made all filings with and notices to, all governmental or regulatory authorities and self-regulatory organizations and all courts and other tribunals, including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease, license and operate its respective properties and to conduct its business, except where the failure to have any such Authorization or to make any such filing or notice would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Each such Authorization is valid and in full force and effect and each of the Company and its Subsidiaries is in compliance with all the terms and conditions thereof and with the rules and regulations of the authorities and governing bodies having jurisdiction with respect thereto; and no event has occurred (including, without limitation, the receipt of any notice from any authority or governing body) which allows or, after notice or lapse of time or both, would allow, revocation, suspension or termination of any such Authorization or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such Authorization; and such Authorizations contain no restrictions that are materially burdensome to the Company or any of its Subsidiaries; except where such failure to be valid and in full force and effect or to be in compliance, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

         (m) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any Authorization, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

         (n) This Agreement has been duly authorized, executed and delivered by the Company.

         (o) Arthur Andersen LLP are independent public accountants with respect to the Company and its Subsidiaries as required by the Act.

         (p) The consolidated financial statements included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), together with related schedules and notes, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its Subsidiaries on the basis stated therein at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; the supporting schedules, if any, included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company.

         (q) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (r) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except for those contracts, agreements or understandings that are disclosed in the Prospectus and the registration rights under which have been waived in connection with the offering of the Shares.

         (s) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the business, prospects, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its Subsidiaries and (iii) neither the Company nor any of its Subsidiaries has incurred any material liability or obligation, direct or contingent.

         (t) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         (u) The Company and its Subsidiaries have good and indefeasible title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the Prospectus.

         (v) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("intellectual property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such intellectual property would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its Subsidiaries, taken as a whole; and except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of such intellectual property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

         (w) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its Subsidiaries (i) has received notice from any insurer or agent of such insurer that substantial capital improvements or other material expenditures will have to be made in order to continue such insurance or (ii) has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not have a material adverse effect on the business, prospects, financial conditions or results of operations of the Company and its Subsidiaries, taken as a whole.

         (x) No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement or the Prospectus which is not so described.

         (y) The pro forma financial statements of the Company and its Subsidiaries and the related notes thereto set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) have been prepared on a basis consistent with the historical financial statements of the Company and its Subsidiaries, give effect to the assumptions used in the preparation thereof on a reasonable basis and in good faith and present fairly the historical and proposed transactions contemplated by the Registration Statement and the Prospectus. Such pro forma financial statements have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission. The other pro forma financial and statistical information and data set forth in the Registration Statement and the Prospectus (and any supplement or amendment thereto) are, in all material respects, accurately presented and prepared on a basis consistent with the pro forma financial statements.

         (z) There is no (i) significant unfair labor practice complaint, grievance or arbitration proceeding pending or threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any state or local labor relations board, (ii) strike, labor dispute, slowdown or stoppage pending or threatened against the Company or any of its Subsidiaries or (iii) union representation question existing with respect to the employees of the Company and its Subsidiaries, except for such actions specified in clause (i),
(ii) or (iii) above, which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. To the Company's knowledge, no collective bargaining organizing activities are taking place with respect to the Company or any of its Subsidiaries.

         (aa) The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (bb) All material tax returns required to be filed by the Company and each of its Subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its Subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

         (cc) The Warrant Exchange Agreement, dated October 1, 2000 (the "Exchange Agreement"), among the Company and DLJ Merchant Banking Partners II, L.P. and the other investment funds affiliated therewith set forth on Schedule II hereto (collectively, the "DLJMB Funds") has been duly authorized, executed and delivered by the Company, and assuming the enforceability thereof against the other parties thereto, the Exchange Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (dd) The Amendment Agreement, dated October 1, 2000 (the "Amendment Agreement"), among the Company, Perf-O-Log, Inc. and the DLJMB Funds has been duly authorized, executed and delivered by the Company and, assuming the enforceability thereof against the other parties thereto, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (ee) The Credit Agreement (the "New Credit Agreement") to be entered into, on the Closing Date, among the Company, DLJ Capital Funding, Inc. and the lenders named therein has been duly authorized by the Company and upon the execution and delivery thereof by the Company and assuming the enforceability thereof against the other parties thereto, the New Credit Agreement will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 7. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder represents and warrants to each Underwriter that:

         (a) Such Selling Stockholder is the lawful owner of the Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement and has, and on any Option Closing Date will have, good and clear title to such Additional Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

         (b) Such Selling Stockholder has, and on any Option Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement signed by such Selling Stockholder and Computershare Trust Company, Inc., as Custodian, relating to the deposit of the Additional Shares to be sold by such Selling Stockholder (the "Custody Agreement") and to sell, assign, transfer and deliver the Additional Shares to be sold by such Selling Stockholder in the manner provided herein and therein.

         (c) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

         (d) The Custody Agreement of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (e) [Reserved]

         (f) Upon delivery of and payment for the Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement, good and clear title to such Additional Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

         (g) The execution, delivery and performance of this Agreement and the Custody Agreement of such Selling Stockholder by or on behalf of such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, if such Selling Stockholder is not an individual, or any indenture, loan agreement, mortgage, lease or other material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any property of such Selling Stockholder is bound or (iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder.

         (h) The information in the Registration Statement under the caption "Principal and Selling Stockholders" which specifically relates to such Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (i) At any time during the period described in Section 5(d), if there is any change in the information referred to in Section 7(h), such Selling Stockholder will immediately notify you of such change.

         (j) Each certificate signed by or on behalf of such Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by such Selling Stockholder to the Underwriters as to the matters covered thereby.

         Furthermore, each of the DLJMB Funds represents and warrants that the Exchange Agreement has been duly authorized, executed and delivered on behalf of each such fund and constitutes a valid and binding agreement of each of the DLJMB Funds enforceable against each of such funds in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         SECTION 8. Indemnification of QIU. (a) The Company agrees to indemnify and hold harmless the QIU, its directors, its officers and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) related to, based upon or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the QIU's activities as QIU under its engagement pursuant to Section 2 hereof, except in the case of this clause (ii) insofar as any such losses, claims, damages, liabilities or judgments are found in a final judgment by a court of competent jurisdiction to have resulted from the willful misconduct or gross negligence of the QIU.

         (b) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 8(a) (the "QIU Indemnified Party"), the QIU Indemnified Party shall promptly notify the Company in writing and the Company shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the QIU Indemnified Party and the payment of all fees and expenses of such counsel, as incurred. Any QIU Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the QIU Indemnified Party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the QIU Indemnified Party or
(iii) the named parties to any such action (including any impleaded parties) include both the QIU Indemnified Party and the Company, and shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of the QIU Indemnified Party). In any such case, the Company shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all QIU Indemnified Parties, which firm shall be designated by the QIU, and all such fees and expenses shall be reimbursed as they are incurred. The Company shall indemnify and hold harmless the QIU Indemnified Party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the Company shall have received a request from the QIU Indemnified Party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the Company) and, prior to the date of such settlement, the Company shall have failed to comply with such reimbursement request. The Company shall not, without the prior written consent of the QIU Indemnified Party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the QIU Indemnified Party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the QIU Indemnified Party, unless such settlement, compromise or judgment (i) includes an unconditional release of the QIU Indemnified Party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the QIU Indemnified Party.

         (c) To the extent the indemnification provided for in this Section 8 is unavailable to a QIU Indemnified Party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then the Company, in lieu of indemnifying such QIU Indemnified Party, shall contribute to the amount paid or payable by such QIU Indemnified Party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 8(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(c)(i) above but also the relative fault of the Company on the one hand and the QIU on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company as set forth in the table on the cover page of the Prospectus, and the fee received by the QIU pursuant to Section 2 hereof, bear to the sum of such total net proceeds and such fee. The relative fault of the Company on the one hand and the QIU on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the QIU and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and whether the QIU's activities as QIU under its engagement pursuant to Section 2 hereof involved any willful misconduct or gross negligence on the part of the QIU.

         The Company and the QIU agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a QIU Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, legal or other expenses incurred by such QIU Indemnified Party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (d) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any QIU Indemnified Party at law or in equity.

         SECTION 9. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments (including, without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action, that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by such Underwriter through you expressly for use therein provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus, as then amended or supplemented, (so long as the Prospectus and any amendment or supplement thereto was provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages, liabilities or judgments caused by any untrue statement or alleged untrue statement of a material fact contained in such preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in the Prospectus, as so amended or supplemented, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

         Each of the Selling Stockholders severally, and not jointly, agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity, but only with reference to information relating to such other Selling Stockholder. Notwithstanding the foregoing, the aggregate liability of each of the Selling Stockholders pursuant to this Section 9(a) shall be limited to an amount equal to the total proceeds (before deducting underwriting discounts and commissions and expenses) received by such Selling Stockholder from the Underwriters for the sale of the Additional Shares sold by such Selling Stockholder hereunder.

         (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, who controls such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Sellers to such Underwriter but only with reference to information relating to such Underwriter furnished in writing to the Company by such Underwriter through you expressly for use in the Registration Statement (or any amendment thereto), the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus.

         (c) In case any action shall be commenced involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b) (the "indemnified party"), the indemnified party shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 9(a) and 9(b), the Underwriter shall not be required to assume the defense of such action pursuant to this Section 9(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of such Underwriter). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for (i) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Underwriters, their officers and directors and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and all persons, if any, who control the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters, their officers and directors and such control persons of any Underwriters, such firm shall be designated in writing by CSFB and Morgan. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by a majority of the Selling Stockholders. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 9(g) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the fees and expenses of not more than one separate firm (in addition to any local counsel) for DLJSC for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control DLJSC within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

         (d) To the extent the indemnification provided for in this Section 9 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the Sellers on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting underwriting discounts and commissions, but before deducting expenses) received by the Sellers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with investigating or defending any matter, including any action, that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

         (e) The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) Each Selling Stockholder, other than the Jordan Funds, hereby designates W-H Energy Services, Inc., 10370 Richmond Avenue, Suite 990, Houston, Texas, 77042, as its authorized agent, upon which process may be served in any action which may be instituted in any state or federal court in the State of New York by any Underwriter, any director or officer of any Underwriter or any person controlling any Underwriter asserting a claim for indemnification or contribution under or pursuant to this Section 9, and each Selling Stockholder will accept the jurisdiction of such court in such action, and waives, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. Any such process may be served on the Jordan Funds at the address for notices specified in Section 12 hereof, and a copy of any such process referred to in the prior sentence shall be sent or given to such other Selling Stockholder at the address for notices specified in Section 12 hereof.

         (g) The Company agrees to indemnify and hold harmless DLJSC and each of the other Underwriters, their officers and directors and each person, if any, who controls DLJSC or any of the other Underwriters within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the shares which immediately following the effective date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company shall not be responsible under this subparagraph
(iii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of DLJSC or any of the other Underwriters.

         SECTION 10. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

         (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

         (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

         (c) You and the Selling Stockholders shall have received on the Closing Date a certificate dated the Closing Date, signed by Kenneth T. White, Jr. and Jeffery L. Tepera, in their capacities as the Chairman and Chief Executive Officer and Vice President and Chief Financial Officer, respectively, of the Company, confirming the matters set forth in Sections 6(s), 10(a) and 10(b) and that the Company has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by the Company on or prior to the Closing Date.

         (d) Since the respective dates as of which information is given in the Prospectus other than as set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there shall not have occurred any change or any development involving a prospective change in the business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its Subsidiaries and (iii) neither the Company nor any of its Subsidiaries shall have incurred any liability or obligation, direct or contingent, the effect of which, in any such case described in clause 10(d)(i), 10(d)(ii) or 10(d)(iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

         (e) All the representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct on any Option Closing Date with the same force and effect as if made on and as of such Option Closing Date and you shall have received on such Option Closing Date a certificate dated such Option Closing Date from each Selling Stockholder to such effect and to the effect that such Selling Stockholder has complied with all of the agreements and satisfied all of the conditions herein contained and required to be complied with or satisfied by such Selling Stockholder on or prior to such Option Closing Date.

         (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Vinson & Elkins L.L.P., counsel for the Company to the effect that:

                  (i) each of the Company and its Subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties;

                  (ii) each of the Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction set forth opposite its name on Annex II hereto;

                  (iii) all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights;

                  (iv) the Firm Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Firm Shares will not be subject to any preemptive or similar rights;

                  (v) all of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and except as described in the Prospectus, are owned by the

                         Company, directly or indirectly through one or more Subsidiaries, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

                  (vi) this Agreement has been duly authorized, executed and delivered by the Company;

                  (vii) the Registration Statement has become effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the knowledge of such counsel, pending before or contemplated by the Commission;

                  (viii) the statements under the captions "Business--Government
                         Regulation", "Management--Indemnification",
                         "Management--Employment Agreements", "Management--Stock
                         Option Plan" and "Description of Capital Stock" in the Prospectus and Item 14 of Part II of the Registration Statement, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, are accurate in all material respects;

                  (ix) the execution, delivery and performance of this Agreement by the Company, the compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby will not (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its Subsidiaries or any indenture, loan agreement, mortgage, lease or other agreement or instrument filed as an Exhibit to the Registration Statement, (C) violate any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its Subsidiaries or their respective property; provided, however, that no opinion is given in this paragraph as to any securities laws or (D) result in the suspension, termination or revocation of any Authorization of the Company or any of its Subsidiaries or any other impairment of the rights of the holder of any such Authorization;

                  (x) to such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its Subsidiaries is or could be a party or to which any of their respective property is or could be subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

                  (xi) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                  (xii) to such counsel's knowledge, there are no contracts or agreements between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except those disclosed in the Prospectus and as to which the Company has received waivers;

                  (xiii) the offer, sale and issuance of the equity securities of the Company described in Item 15 of Part II of the Registration Statement occurring within one year of the date of this Agreement constitute transactions exempt from the registration requirements of the Act;

                  (xiv) the Exchange Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws mow or hereinafter in effect relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

                  (xv) the Amendment Agreement has been duly authorized by the Company, and upon execution thereof by the parties thereto on the Closing Date, will be duly executed and delivered and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws mow or hereinafter in effect relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         The Underwriters will also be entitled to rely on the opinion of such counsel, dated the Closing Date, delivered to the lenders under the New Credit Facility relating to the due authorization, execution, delivery and enforceability of such New Credit Facility.

         In addition, such counsel shall state that in the course of the preparation by the Company of the Registration Statement and the Prospectus such counsel participated in conferences with officers and other representatives of the Company and the Underwriters, with representatives of counsel for the Underwriters and with representatives of the auditors of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed. Such counsel shall also state that, although they have not undertaken to determine independently, and do not assume any responsibility for, or express any opinion regarding, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinions), based on the participation described above (relying as to factual matters in respect of the determination of materiality to a significant extent upon statements of fact made to such counsel by representatives of the Company), and subject to the next succeeding sentence, no information has come to such counsel's attention that causes such counsel to believe that (a) the Registration Statement, at the time it became effective, and the Prospectus as of its date and the Closing Date, did not comply as to form in all material respects with the Act, (b) the Registration Statement, at the time it became effective and on the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading and (c) the Prospectus, as of its Date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In making the foregoing statement, such counsel may state that they do not express any comment or belief with respect to the financial statements, the notes thereto or the other financial and related statistical data contained in the Registration Statement or the Prospectus.

         Because not all of the United States legal concepts to be addressed in the opinions set forth in paragraphs 10(f)(i), 10(f)(ii), 10(f)(v), 10(f)(ix) and 10(f)(x) above are not identical to those of the United Kingdom and the Kingdom of Norway, certain parts of such opinion may be qualified with respect the Pathfinder Energy Services Limited and Pathfinder Energy Services AS.

         The opinion of Vinson & Elkins L.L.P. described in Section 10(f) above shall be rendered to you at the request of the Company and shall so state therein.

         (g) You shall have received on any Option Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated such Option Closing Date, of Mayer Brown & Platt on behalf of the Jordan Funds and of internal counsel on behalf of the DLJMB Funds, in each case to the effect that:

                  (i) this Agreement has been duly authorized, executed and delivered or on behalf of each Selling Stockholder;

                  (ii) each Selling Stockholder is the record owner of the Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement and has good and indefeasible title to such Additional Shares, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever;

                  (iii) each Selling Stockholder has full legal right, power and authority, and all authorization and approval required by law, to enter into this Agreement and the Custody Agreement and to sell, assign, transfer and deliver the Additional Shares to be sold by such Selling Stockholder in the manner provided herein and therein;

                  (iv) the Custody Agreement of each Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws mow or hereinafter in effect relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and except as to the enforceability of the indemnification provisions contained therein to the extent they conflict with applicable law;

                  (v) upon delivery of and payment for the Additional Shares to be sold by each Selling Stockholder pursuant to this Agreement, each of the Underwriters shall acquire a security entitlement (as that term is defined in the Uniform Commercial Code in effect in the State of New York (the "NYUCC")), with respect to the Additional Shares free of any adverse claim (as that term is defined under the NYUCC), provided that each of the Underwriters does not have notice of any adverse claim (within the meaning of Section 8-105 of the NYUCC); and

                  (vi) the execution, delivery and performance of this Agreement and the Custody Agreement of each Selling Stockholder by such Selling Stockholder, the compliance by such Selling Stockholder with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not
                         (A) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the organizational documents of such Selling Stockholder, (C) conflict with or constitute a breach of any of the terms or provisions of, or a default under, any indenture, loan agreement, mortgage, lease or other agreement or instrument to which such Selling Stockholder is a party or by which any property of such Selling Stockholder is bound or (D) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over such Selling Stockholder or any property of such Selling Stockholder, except with respect to clauses
                         (A), (C) and (D) above as would not have a material adverse effect on such Selling Stockholder's performance of its obligations hereunder.

         Furthermore, you will receive an opinion (satisfactory to you and counsel for the Underwriters), dated any Option Closing Date, of internal counsel on behalf of the DLJMB Funds to the effect that the Exchange Agreement has been duly authorized, executed and delivered on behalf of each of the DLJMB Funds and constitutes a valid and binding agreement of each of the DLJMB Funds enforceable against each such fund in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws mow or hereinafter in effect relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         The opinions of counsel for the Selling Stockholders described in
Section 10(g) above shall be rendered to you at the request of the Company and the Selling Stockholders and shall so state therein.

         (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Andrews & Kurth L.L.P., counsel for the Underwriters, as to the matters referred to in Sections 10(f)(iv), 10(f)(vi), 10(f)(viii) (but only with respect to the statements under the caption "Description of Capital Stock") and the paragraph following Section 10(f)(xv).

         In giving such opinions with respect to the matters covered by the paragraph following Section 10(f)(xv), Andrews & Kurth L.L.P. and Vinson & Elkins L.L.P. may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

         (i) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (j) The Company shall have delivered to you the agreements specified in
Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

         (k) The Shares shall have been duly listed for quotation on the Nasdaq National Market.

         (l) The Company and the Selling Stockholders shall not have failed on or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company or the Selling Stockholders, as the case may be, on or prior to the Closing Date.

         (m) You shall have received on the Closing Date, a certificate of each Selling Stockholder who is not a U.S. Person (as defined under applicable U.S. federal tax legislation) to the effect that such Selling Stockholder is not a U.S. Person, which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such Additional Shares, including without limitation, documents dated as of such Option Closing Date which are identical to the documents described in Sections 10(c), 10(f), 10(h) and 10(i).

         SECTION 11. Effectiveness of Agreement and Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

         This Agreement may be terminated at any time on or prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) the suspension or material limitation of trading in securities or other instruments on the New York Stock Exchange, the American Stock Exchange, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Nasdaq National Market or limitation on prices for securities or other instruments on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

         If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Firm Shares or Additional Shares, as the case may be, to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         SECTION 12. Agreements of the Selling Stockholders. Each Selling Stockholder agrees with you and the Company:

         (a) To pay or to cause to be paid all transfer taxes payable in connection with the transfer of the Shares to be sold by such Selling Stockholder to the Underwriters.

         (b) To do and perform all things to be done and performed by such Selling Stockholder under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement.

         SECTION 13. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to W-H Energy Services, Inc. 10370 Richmond, Suite 990, Houston, Texas, 77042, (ii) if to the Jordan Funds, to The Jordan Company, 767 Fifth Avenue, New York, New York 10153, Attention: Jonathan Boucher, (iii) if to the DLJMB Funds c/o Kenneth T. White, Jr. or Jeffrey L. Tepera at the address of the Company set forth above and (iv) if to any Underwriter or to you, to you c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010-3629, Attention:
Transaction Advisory Group and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York, 10036, Attention: Client Services Group, or in any case to such other address as the person to be notified may have requested in writing.

         The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter, any QIU Indemnified Party, the Company, the officers or directors of the Company, any person controlling the Company, any Selling Stockholder or any person controlling such Selling Stockholder, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

         If for any reason the Shares are not delivered by or on behalf of any Seller as provided herein (other than as a result of any termination of this Agreement pursuant to Section 11), the

Sellers agree, severally, to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by them. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(i) hereof. The Sellers also agree, severally, to reimburse the several Underwriters, their directors and officers, any persons controlling any of the Underwriters, and the QIU Indemnified Parties for any and all fees and expenses (including, without limitation, the fees disbursements of counsel) incurred by them in connection with enforcing their rights hereunder (including, without limitation, pursuant to Section 8 hereof).

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Selling Stockholders, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

         This Agreement shall be governed and construed in accordance with the laws of the State of New York.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters.

                            Very truly yours,

                            W-H ENERGY SERVICES, INC.


                            By: /s/ Jeffrey L. Tempera
                              --------------------------------------------------
                            Name:   Jeffrey L. Tempera
                            Title:  Vice President and
                                    Chief Financial Officer


                            W-H INVESTMENT, L.P.
                            W-H INVESTMENT II, G.P.

                            By: W-H Investment, Inc.
                                as General Partner


                            By: /s/ Jonathan F. Boucher
                              --------------------------------------------------
                            Name:   Jonathan F. Boucher
                            Title:  President


                            DLJ MERCHANT BANKING PARTNERS II, L.P.

                            By:  DLJ MERCHANT BANKING II, INC.,
                                 Managing General Partner


                            By: /s/ Ivy B. Dodes
                              --------------------------------------------------
                            Name:   Ivy B. Dodes
                            Title:  Principal


                            DLJ MERCHANT BANKING PARTNERS II-A, L.P.


                            By:  DLJ MERCHANT BANKING II, INC.,
                                 Managing General Partner


                            By: /s/ Ivy B. Dodes
                              --------------------------------------------------
                            Name:   Ivy B. Dodes
                            Title:  Principal

                            DLJ OFFSHORE PARTNERS II, C.V.

                            By: DLJ MERCHANT BANKING II, INC.,
                                Managing General Partner



                            By: /s/ Ivy B. Dodes
                              --------------------------------------------------
                            Name:   Ivy B. Dodes
                            Title:  Principal


                            DLJ DIVERSIFIED PARTNERS, L.P.

                            By:  DLJ DIVERSIFIED PARTNERS, INC.,
                                 Managing General Partner


                            By: /s/ Ivy B. Dodes
                              --------------------------------------------------
                            Name:   Ivy B. Dodes
                            Title:  Principal


                            DLJ DIVERSIFIED PARTNERS-A, L.P.

                            By:  DLJ DIVERSIFIED PARTNERS, INC.,
                                 Managing General Partner



                            By: /s/ Ivy B. Dodes
                              --------------------------------------------------
                            Name:   Ivy B. Dodes
                            Title:  Principal


                            DLJMB FUNDING II, INC.

                            By:  DLJMB FUNDING, INC.


                            By: /s/ Ivy B. Dodes
                              --------------------------------------------------
                            Name:   Ivy B. Dodes
                            Title:  Principal

                            DLJ MILLENNIUM PARTNERS, L.P.

                            By:  DLJ MERCHANT BANKING II, INC.,
                                 Managing General Partner

                            By: /s/ Ivy B. Dodes
                              --------------------------------------------------
                            Name:   Ivy B. Dodes
                            Title:  Principal


                            DLJ MILLENNIUM PARTNERS-A, L.P.

                            By:  DLJ MERCHANT BANKING II, INC.,
                                 Managing General Partner


                            By: /s/ Ivy B. Dodes
                              --------------------------------------------------
                            Name:   Ivy B. Dodes
                            Title:  Principal


                            DLJ EAB PARTNERS, L.P.

                            By: DLJ LBO PLANS MANAGEMENT CORPORATION,
                                General Partner

                            By: /s/ Ivy B. Dodes
                              --------------------------------------------------
                            Name:   Ivy B. Dodes
                            Title:  Principal


                            UK INVESTMENT PLAN 1997 PARTNERS

                            By: UK INVESTMENT PLAN 1997 PARTNERS, INC.,
                                General Partner


                            By: /s/ Ivy B. Dodes
                              --------------------------------------------------
                            Name:   Ivy B. Dodes
                            Title:  Principal

                            DLJ ESC II L.P.

                            By: DLJ LBO PLANS MANAGEMENT CORPORATION,
                                as General Partner

                            By: /s/ Ivy B. Dodes
                              --------------------------------------------------
                            Name:   Ivy B. Dodes
                            Title:  Principal


                            DLJ FIRST ESC L.P.

                            By:  DLJ LBO PLANS MANAGEMENT CORPORATION,
                                 General Partner


                            By: /s/ Ivy B. Dodes
                              --------------------------------------------------
                            Name:   Ivy B. Dodes
                            Title:  Principal

CREDIT SUISSE FIRST BOSTON CORPORATION
MORGAN STANLEY & CO. INCORPORATED
DONALDSON, LUFKIN & JENRETTE
    SECURITIES CORPORATION
UBS WARBURG LLC
SIMMONS & COMPANY INTERNATIONAL
DLJ DIRECT INC.

Acting severally on behalf of
  themselves and the several
  Underwriters named in
  Schedule I hereto


         By:      CREDIT SUISSE FIRST
                     BOSTON CORPORATION



-----------------------------------------

                                   SCHEDULE I


                                                          Number of Firm Shares
Underwriters                                                 to be Purchased
------------                                             ----------------------
Credit Suisse First Boston Corporation                         2,892,500
Morgan Stanley & Co. Incorporated                              2,892,500
Donaldson, Lufkin & Jenrette
        Securities Corporation                                 1,112,500
UBS Warburg LLC                                                1,001,250
Simmons & Company International                                1,001,250
DLJdirect Inc.                                                   100,000
Robert W. Baird & Co. Incorporated                               100,000
Chatsworth Securities LLC                                        100,000
First Union Securities, Inc.                                     100,000
Invemed Associates, Inc.                                         100,000
Jeffries & Company, Inc.                                         100,000
Edward D. Jones & Co., L.P.                                      100,000
PaineWebber Incorporated                                         100,000
Raymond James & Associates, Inc.                                 100,000
Sanders Morris Mundy Inc.                                        100,000
                                                               ---------
        Total                                                 10,000,000



                                   SCHEDULE II

                              Selling Stockholders



                                                    Number of  Additional Shares
Name                                                                  Being Sold
----                                                                  ----------
DLJMB Funds

DLJ Merchant Banking Partners II, L.P.                                   367,984
DLJ Merchant Banking Partners II-A, L.P.                                  14,654
DLJ Offshore Partners II, C.V.                                            18,095
DLJ Diversified Partners, L.P.                                            21,517
DLJ Diversified Partners-A, L.P.                                           7,991
DLJMB Funding II, Inc.                                                    54,149
DLJ Millennium Partners, L.P.                                              5,949
DLJ Millennium Partners-A, L.P.                                            1,160
DLJ EAB Partners, L.P.                                                     1,653
UK Investment Plan 1997 Partners                                           9,734
DLJ ESC II L.P.                                                           80,578
DLJ First ESC L.P.                                                           706
                                                                      ----------
               Total for DLJMB Funds                                     584,170

Jordan Funds

W-H Investment, L.P.                                                     457,915
W-H Investment II, G.P.                                                  457,915
                                                                         -------
               Total for Jordan Funds                                    915,830
                                                                         -------
                            Total                                      1,500,000
                                                                       =========


                                     ANNEX I


Bouziden, Bill
DLJ Merchant Banking Partners II, L.P.
DLJ Merchant Banking Partners II-A, L.P.
DLJ Offshore Partners II, C.V.
DLJ Diversified Partners, L.P.
DLJ Diversified Partners-A, L.P.
DLJMB Funding II, Inc.
DLJ Millennium Partners, L.P.
DLJ Millennium Partners-A, L.P.
DLJ EAB Partners, L.P.
UK Investment Plan 1997 Partners
DLJ ESC II L.P.
DLJ First ESC L.P.
Duncan, Jr.,William Max
Gilley, Shaun R.
Goree, Stephen T.
Holston, Craig
Invesco English and International Trust
North Atlantic Smaller Companies Trust
PSD Operating L.P.
Rose, Ronald A.
RBSI Custody Bank Limited
Spiller, Daniel M.
Syverson, Lief R.
Thomas, III, William J.
Wilson, Jr., J. B.
Witham Management Corporation

                                    ANNEX II

                            W-H Energy Services, Inc.
                              and its Subsidiaries

                                                              Jurisdiction of            Foreign Jurisdictions in
Name                                                           Incorporation                 Which Qualified
----                                                           -------------                 ---------------
W-H Energy Services, Inc.                                     Texas                      none
Agri-Empresa, Inc.                                            Texas                      New Mexico
Agri-Empresa Transportation, Inc.                             Texas                      none
Charles Holston, Inc.                                         Louisiana                  none
Diamond Wireline Services, Inc.                               Texas                      none
Drill Motor Services, Inc.                                    Louisiana                  Oklahoma
Dyna Drill Technologies, Inc.                                 Texas                      none
Grinding and Sizing Company, Inc.                             Texas                      none
Integrity Industries, Inc.                                    Texas                      Louisiana
Pathfinder Energy Services, Inc.                              Louisiana                  Texas
Pathfinder Energy Services Limited                            England                    none
Pathfinder Energy Services AS                                 Norway                     none
Perf-O-Log, Inc.                                              Texas                      Louisiana
STG Transportation, Inc.                                      Texas                      none
Thomas Energy Services, Inc.                                  Louisiana                  Texas
Well Safe, Inc.                                               Texas                      Alabama; Louisiana
W-H Drilling Solutions, Inc.                                  Texas                      none

                                      A-2